As filed with the Securities and Exchange Commission on September 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERCONTINENTALEXCHANGE GROUP, INC.

*And the additional Registrant listed below

(Exact name of registrant as specified in its charter)

Delaware	46-2286804
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

INTERCONTINENTALEXCHANGE, INC.

*And the additional Registrant listed below

(Exact name of registrant as specified in its charter)

Delaware	58-2555670
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway

Suite 500

Atlanta, GA 30328

(770) 857-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Johnathan H. Short, Esq.

Andrew J. Surdykowski, Esq.

IntercontinentalExchange, Inc.

2100 RiverEdge Parkway

Suite 500

Atlanta, GA 30328

(770) 857-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Catherine M. Clarkin, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-4000

*The company listed in the table of additional Registrants is also included as a Registrant in this Form S-3 Registration Statement

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum offering price/Amount of registration fee
Senior debt securities	(1)(2)
Guaranty of senior debt securities (3)	(1)(2)

(1)	This registration statement covers an indeterminate aggregate initial offering price or number or amount of securities as may from time to time be offered and sold at indeterminate prices. The Registrants will determine the proposed maximum offering price per security from time to time in connection with offers and sales of securities registered under this registration statement. Separate consideration may or may not be received for securities issued upon conversion, exchange or exercise of securities registered hereunder.
(2)	In accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the Registrants are deferring payment of all of the registration fees, which will be paid from time to time in one or more offerings of securities to be made hereunder.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional fee payable with respect to the guarantees. The guarantees are not traded separately. The senior debt securities may be guaranteed by any of the Registrants named on the cover of the registration statement and the additional Registrant named on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in Charter	State	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Baseball Merger Sub, LLC	Georgia	46-2794035	Delaware

Address, including Zip Code, and Telephone Number, including Area Code, of each additional Registrant’s Principal Executive Offices: 2100 RiverEdge Parkway, Suite 500, Atlanta, GA 30328 (770) 857-4700

PROSPECTUS

INTERCONTINENTALEXCHANGE GROUP, INC.

INTERCONTINENTALEXCHANGE, INC.

Debt Securities

Guarantees

IntercontinentalExchange Group, Inc. (“ICE Group”), a wholly-owned subsidiary of IntercontinentalExchange, Inc. (“ICE”), and/or ICE may, from time to time, in one or more series, offer to sell debt securities. The obligations of ICE Group or ICE, as the case may be, under the debt securities may be fully and unconditionally guaranteed by the other company as described in this prospectus as well as by the additional guarantor referred to in this prospectus, and any additional guarantor identified in an applicable prospectus supplement. The debt securities may be convertible into or exercisable for shares of common stock or other securities of ICE Group and/or ICE. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus that will provide more specific information about the terms of the offering, and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement describing the method and terms of the applicable offering.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

Investing in the securities involves certain risks. See the information under “Risk Factors” in ICE’s annual report on Form 10-K for the year ended December 31, 2012, and the information included or incorporated by reference in this prospectus for a description of the factors you should consider before deciding to invest in the debt securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 9, 2013

We have not authorized anyone to provide you with information other than the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information”, or any free writing prospectus that we prepare and distribute. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that the Registrants have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, ICE Group and ICE may offer the debt securities and related guarantees described in this prospectus in one or more offerings and the additional registrant may offer a related guarantee. Each time ICE Group or ICE sells securities and related guarantees or (in the case of the additional registrant, a related guarantee) it will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information”.

Pursuant to an amended and restated agreement and plan of merger, dated as of March 19, 2013 (the “Merger Agreement”), by and among ICE, ICE Group, NYSE Euronext, Braves Merger Sub, Inc. (“ICE Merger Sub”) and Baseball Merger Sub, LLC (“NYX Merger Sub”), subject to the receipt of required regulatory approvals and satisfaction of customary closing conditions, ICE will acquire NYSE Euronext in a transaction valued at approximately $10.4 billion, including the assumption of certain NYSE Euronext debt (the “NYX Acquisition”), based on the closing price of ICE’s common stock on September 5, 2013. Following the completion of the NYX Acquisition, ICE and NYSE Euronext will become wholly-owned subsidiaries of ICE Group. Unless the context otherwise requires, in this prospectus, “we”, “our” or “us” refer to, prior to the completion of the NYX Acquisition, ICE and its consolidated subsidiaries and, following the completion of the NYX Acquisition, ICE Group and its consolidated subsidiaries.

Unless specifically indicated, the information presented in this prospectus does not give effect to the proposed NYX Acquisition, which we currently expect to complete in the second half of 2013.

WHERE YOU CAN FIND MORE INFORMATION

ICE Group and ICE are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

The Registrants have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and prior to the termination of the applicable offering of securities by means of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Quarterly Report of IntercontinentalExchange Group, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2013, filed on August 7, 2013 (File No. 333-187402);

(2)	Annual Report of IntercontinentalExchange, Inc. on Form 10-K for the fiscal year ended December 31, 2012, filed on February 6, 2013 (File No. 001-32671);

(3)	Quarterly Reports of IntercontinentalExchange, Inc. on Form 10-Q for the fiscal quarters ended March 31, 2013, filed on May 8, 2013, and June 30, 2013, filed on August 6, 2013 (File No. 001-32671);

(4)	Current Reports of IntercontinentalExchange, Inc. on Form 8-K, dated and filed on March 19, 2013, May 20, 2013, June 3, 2013, July 15, 2013 and September 9, 2013 (which includes certain historical financial information of NYSE Euronext) and Item 8.01 on the Current Report of IntercontinentalExchange, Inc. on Form 8-K, dated and filed May 1, 2013 (File No. 001-32671);

(5)	Definitive Proxy Statement of IntercontinentalExchange, Inc. on Schedule 14A for the Annual Meeting of Stockholders on May 17, 2013, filed on March 28, 2013 (solely to the extent incorporated by reference into Part III of IntercontinentalExchange Inc.’s 2012 Annual Report on Form 10-K) (File No. 001-32671); and

(6)	All documents filed by ICE Group or ICE under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the applicable offering.

We take no responsibility for NYSE Euronext’s filings with the SEC, and we are not incorporating by reference any part of such filings into this prospectus supplement, except to the extent incorporated by reference by ICE’s Current Report on Form 8-K, filed on September 9, 2013.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 2100 RiverEdge Parkway, Suite 500, Atlanta, GA 30328, telephone (770) 857-4700.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. See “Risk Factors” below for information regarding important risk factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.

INTERCONTINENTALEXCHANGE

We are a leading operator of regulated global markets and clearing houses, including futures exchanges, over-the-counter, or OTC, markets, derivatives clearing houses and post-trade services. We operate these global marketplaces for trading and clearing a broad array of energy, environmental and agricultural commodities, credit default swaps, or CDS, equity indexes and currency contracts. We offer electronic platforms for the trading of products in both the futures and OTC markets together with clearing services, post-trade processing and market data. Through our widely-distributed electronic markets, we bring together buyers and sellers of derivative and physical commodities and financial contracts by offering a range of services to support participants’ risk management and trading activities.

IntercontinentalExchange Group, Inc. was organized on March 6, 2013, in anticipation of ICE’s acquisition of NYSE Euronext, a Delaware corporation. Baseball Merger Sub, LLC was organized on December 12, 2012, in anticipation of ICE’s acquisition of NYSE Euronext.

Pursuant to the Merger Agreement, subject to the receipt of required regulatory approval and satisfaction of customary closing conditions, ICE will acquire NYSE Euronext. In a series of merger transactions, ICE Merger Sub will merge with and into ICE and, immediately thereafter, NYSE Euronext will merge with and into NYX Merger Sub in a transaction valued at approximately $10.4 billion, including the assumption of certain NYSE Euronext debt, based on the closing price of ICE’s common stock on September 5, 2013. In connection with the NYSE Euronext Merger, we expect that ICE and ICE Group may guarantee outstanding debt obligations of NYSE Euronext that are assumed, that NYX Merger Sub may guarantee outstanding ICE and ICE Group debt obligations, that ICE Group may guarantee outstanding ICE debt obligations, and that ICE may guarantee outstanding ICE Group debt obligations. Following the ICE merger and the NYSE Euronext merger, each of ICE and NYSE Euronext will be direct, wholly owned subsidiaries of ICE Group and the former ICE and NYSE Euronext stockholders will become holders of shares of ICE Group common stock. NYSE Euronext is a holding company that, through its subsidiaries, operates the following securities exchanges: the New York Stock Exchange, NYSE Arca, Inc. and NYSE MKT LLC in the United States and the European-based exchanges that comprise Euronext N.V.—the Paris, Amsterdam, Brussels and Lisbon stock exchanges, as well as the NYSE Liffe derivatives markets in London, Paris, Amsterdam, Brussels and Lisbon. Following the NYX Acquisition, former ICE stockholders and NYSE Euronext stockholders will be holders of shares of ICE Group’s common stock, and ICE and NYSE Euronext will be wholly-owned subsidiaries of ICE Group. Currently, ICE Group and NYX Merger Sub have no assets and have not carried on any activities other than in connection with the acquisition.

Our principal executive offices are each located at 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, and our telephone number is 770-857-4700.

RISK FACTORS

Investing in securities issued by ICE Group and/or ICE involves risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in the Annual Report of IntercontinentalExchange, Inc. on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income before adjustment for fixed charges, and adjusted for non-controlling interests in consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance costs and an appropriate portion of rentals representative of the interest factor.

	Six Months Ended June 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	21.2x	21.0x	22.7x	20.6x	22.0x	26.1x

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF SECURITIES

Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that ICE Group and ICE, as applicable, may issue from time to time. The debt securities will be senior debt securities. ICE Group may offer secured or unsecured debt securities which may be convertible or non-convertible and which may be fully and unconditionally guaranteed by ICE and NYX Merger Sub. ICE may offer secured or unsecured debt securities which may be convertible or non-convertible and which may be fully and unconditionally guaranteed by ICE Group and NYX Merger Sub.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Debt securities will be issued under a senior indenture with the specific terms and conditions set forth in a supplemental indenture or company order. Unless otherwise specified in the applicable prospectus supplement, debt securities of which ICE Group is the issuer will be issued in one or more series under an indenture to be entered into between ICE Group and Wells Fargo Bank, National Association, as trustee, and to which ICE and NYX Merger Sub may become a party as guarantor, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise specified in the applicable prospectus supplement, debt securities of which ICE is the issuer will be issued in one or more series under an indenture to be entered into between ICE and Wells Fargo Bank, National Association, as trustee, and to which ICE Group and NYX Merger Sub may become a party as guarantor, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

We anticipate appointing Wells Fargo Bank, National Association as the trustee under the indentures under which any of the ICE Group or ICE debt securities would be issued. ICE Group and ICE, as applicable, anticipate that Wells Fargo Bank, National Association will also be appointed to act as the paying agent, conversion agent, registrar and custodian with regard to the debt securities.

The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the applicable indenture and the applicable indenture supplement or company order, if any, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended. You should read the description below, the applicable prospectus supplement and the provisions of the applicable indenture and the applicable indenture supplement or company order, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the applicable indenture, any applicable indenture supplement or company order and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements, company orders and debt securities, including the definitions therein of certain terms.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, the issuer of debt securities of a particular series may issue additional debt securities of such series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

ICE Group and ICE expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The debt securities and the indentures under which the debt securities will be issued will be governed by and construed in accordance with the law of the State of New York.

Guarantees of Debt Securities

ICE may fully and unconditionally guarantee the debt securities of ICE Group. The particular terms of ICE’s guarantees, if any, of a particular issue of ICE Group debt securities will be described in the related prospectus supplement. Any guarantees of ICE Group debt securities will be governed by and construed in accordance with the law of the State of New York.

ICE Group may fully and unconditionally guarantee the debt securities of ICE. The particular terms of ICE Group’s guarantees, if any, of a particular issue of ICE debt securities will be described in the related prospectus supplement. Any guarantees of ICE debt securities will be governed by and construed in accordance with the law of the State of New York.

NYX Merger Sub may fully and unconditionally guarantee the debt securities of ICE Group and/or ICE. The particular terms of NYX Merger Sub’s guarantees, if any, of a particular issue of ICE Group debt securities or ICE debt securities, as the case may be, will be described in the related prospectus supplement. Any guarantee will be governed by and construed in accordance with the law of the State of New York.

At the time of an offering and sale of ICE Group or ICE debt securities, this prospectus together with the accompanying prospectus supplement will describe the material terms of the guarantees, if any, of the ICE Group or ICE debt securities being offered.

This Section is Only a Summary

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable indenture (and any amendments or supplements validly entered into by ICE Group, ICE and/or any other party thereto from time to time), the debt securities and guarantees, including the definitions therein of certain terms. ICE Group or ICE, as the case may be, will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms of any related guarantee. The indentures (together with any related amendments or supplements thereto), the debt securities and the guarantees, and not any summary of the terms thereof, will govern the rights of holders of debt securities.

PLAN OF DISTRIBUTION

We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters or through a combination of any of those methods of sale or as otherwise described in the applicable prospectus supplement.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

VALIDITY OF SECURITIES

The validity of the securities and related guarantees offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of IntercontinentalExchange, Inc. and subsidiaries appearing in ICE’s Annual Report (Form 10-K) for the year ended December 31, 2012 including the schedule appearing therein, and the effectiveness of ICE’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of NYSE Euronext and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Exhibit 99.2 of ICE’s Current Report on Form 8-K dated September 9, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred by the Registrants in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee		*
Legal fees and expenses	$	†
Accounting fees and expenses	$	†
Fees and expenses of trustee	$	†
Printing Fees	$	†
Miscellaneous	$	†

Total	$	†

*	Deferred in reliance on Rule 456(b) and 457(r).
†	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Section 6.4 of ICE Group’s and Section 7.6 of ICE’s bylaws provide for indemnification by ICE Group and ICE, respectively, of its directors, senior officers and employees to the fullest extent permitted by the DGCL.

Section 18-103 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify any member or manager or other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in its limited liability company agreement. NYX Merger Subs’s Second Amended and Restated Limited Liability Company Agreement (“LLC Agreement”) provides that ICE Group, as the sole member, and each affiliate, officers, director, shareholder, partner, member, employee, representative or agent of ICE Group, to the fullest extent permitted by applicable law, shall be entitled to indemnification from NYX Merger Sub for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of NYX Merger Sub and in a manner reasonably believed to be within the scope of authority conferred on such person by the LLC Agreement; provided, however, that any such indemnity shall be provided out of and to the extent of NYX Merger Sub’s assets only, and no such person shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal and other professional service fees) incurred by a person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by NYX Merger Sub prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by NYX Merger Sub of an undertaking by or on behalf of such person to repay such amount if it shall be determined that such person is not entitled to be indemnified as authorized in the LLC Agreement.

NYX Merger Sub’s LLC Agreement provides that ICE Group, as the sole member, and each affiliate, officers, director, shareholder, partner, member, employee, representative or agent of ICE Group shall be liable to NYX Merger Sub or any other person for any loss damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of NYX Merger Sub and in a manner reasonably believed to be within the scope of authority conferred on such person in the LLC Agreement. Such person shall be fully protected in relying in good faith upon the records of NYX Merger Sub and upon such information, opinions, reports or statements presented to NYX Merger Sub by any person as to matters such person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of NYX Merger Sub, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to ICE Group, as the sole member.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. Each of ICE Group’s and ICE’s certificates provide for such limitation of liability.

ICE Group and ICE maintain standard policies of insurance under which coverage is provided (1) to their directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to ICE Group and ICE with respect to payments which may be made by them to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.	Exhibits

(a)	The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement.*

4.1	Form of Senior Debt Indenture between IntercontinentalExchange Group, Inc., as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (including form of debt securities and form of guarantees).**

4.2	Form of Senior Debt Indenture between IntercontinentalExchange, Inc., as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.**

5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the securities being registered.**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.**

23.2	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm.**

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended (with IntercontinentalExchange Group, Inc., as issuer).**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended (with IntercontinentalExchange, Inc., as issuer).**

*	To be filed as an amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering and incorporated herein by reference.
**	Filed herewith.

Item 17.	Undertakings

The undersigned Registrants hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 9th day of September, 2013.

INTERCONTINENTALEXCHANGE GROUP, INC.

By:	/s/ Jeffrey C. Sprecher
	Name:	Jeffrey C. Sprecher
	Title:	President and Director

The undersigned directors and officers do hereby constitute and appoint Jeffrey C. Sprecher and Scott A. Hill and either of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of September, 2013.

Signature	Title

/s/ Jeffrey C. Sprecher (Jeffrey C. Sprecher)	President and Director (Principal Executive Officer)

/s/ Scott A. Hill (Scott A. Hill)	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Johnathan H. Short (Johnathan H. Short)	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 9th day of September, 2013.

INTERCONTINENTALEXCHANGE, INC.

By:	/s/ Scott A. Hill
	Name:	Scott A. Hill
	Title:	Senior Vice President, Chief Financial Officer

The undersigned directors and officers do hereby constitute and appoint Jeffrey C. Sprecher and Scott A. Hill and either of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of September, 2013.

Signature	Title

/s/ Jeffrey C. Sprecher (Jeffrey C. Sprecher)	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Scott A. Hill (Scott A. Hill)	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Charles R. Crisp (Charles R. Crisp)	Director

/s/ Jean-Marc Forneri (Jean-Marc Forneri)	Director

/s/ Fredrick W. Hatfield (Fredrick W. Hatfield)	Director

/s/ Terrence F. Martell (Terrence F. Martell)	Director

Signature	Title

/s/ Sir Callum McCarthy (Sir Callum McCarthy)	Director

/s/ Sir Robert Reid (Sir Robert Reid)	Director

/s/ Frederic V. Salerno (Frederic V. Salerno)	Director

/s/ Judith A. Sprieser (Judith A. Sprieser)	Director

/s/ Vincent Tese (Vincent Tese)	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 9th day of September, 2013.

BASEBALL MERGER SUB, LLC

By:	/s/ Jeffrey C. Sprecher
Name: Jeffrey C. Sprecher
Title: Authorized Person

The undersigned directors and officers do hereby constitute and appoint Jeffrey C. Sprecher and Scott A. Hill and either of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of September, 2013.

Signature	Title

/s/ Jeffrey C. Sprecher (Jeffrey C. Sprecher)	(Principal Executive Officer)

/s/ Scott A. Hill (Scott A. Hill)	(Principal Financial Officer and Principal Accounting Officer)

INTERCONTINENTALEXCHANGE GROUP, INC.,

    as sole member

/s/ Scott A. Hill

Name: Scott A. Hill

Title: Vice President and Director